Exhibit 10.1

ASSET PURCHASE AGREEMENT AND PLAN OF REORGANIZATION

This Asset Purchase Agreement and Plan of Reorganization (this “Agreement”), dated as of June 17, 2024 (the “Effective Date”), is by and between Curanex Pharmaceuticals Inc (the “Purchaser”) and Duraviva Pharma Inc (“Seller”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

BACKGROUND

WHEREAS, Seller owns all right, title, and interest in and to the patents, patent applications and animal studies as set forth in Exhibit A hereto; and

WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell and assign to Purchaser, such patents, patent applications and animal studies on the terms and conditions set forth herein; and

WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell and assign to Purchaser all know-how which is or may be useful or necessary in the use, development, or commercialization of the inventions described in the patents and patent applications set forth in Exhibit A hereto on the terms and conditions set forth herein; and

WHEREAS, the assets listed on Exhibit A constitute all or substantially all of Seller’s assets; and

WHEREAS, the Seller intends to liquidate, distribute out its remaining assets including the Purchaser Shares, as promptly as reasonably possible after the consummation of the transactions contemplated in this Agreement, and dissolve under the laws of the state of Seller’s organization.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto intending to be legally bound hereby agree as follows:

ARTICLE I
Definitions

SECTION 1.01. “Affiliate” means a legal entity that Controls, is Controlled by, or is under common Control with a Party. Such legal entity shall constitute an Affiliate of the Party only when and for so long as the Control exists.

SECTION 1.02. “Animal Studies” means each of the following: (a) the animal studies listed on Exhibit A, attached hereto and incorporated herein, (b) any and all inventions, invention disclosures, and discoveries existing as of the Effective Date to the extent disclosed or claimed in subitems (a), and (c) any and all Intellectual Property relating to subitems (a) and (b) above.

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SECTION 1.03. “Assigned Patents” means each of the following, whether or not pending, issued, expired, abandoned or closed: (a) the Patents listed on Exhibit A (“Listed Patents”), attached hereto and incorporated herein, (b) any and all Patents that are part of the same Patent Families as the Listed Patents, (c) any and all of the inventions, invention disclosures, and discoveries existing as of the Effective Date to the extent disclosed or claimed in subitems (a) and (b) above, and (d) any rights of priority created by such Patents under any treaty relating thereto.

SECTION 1.04. “Assigned Know-How” means all technical information, discoveries, improvements, processes, formulae, data, engineering, technical and shop drawings, inventions, shop-rights, know-how and trade secrets which are or may be useful or necessary in the use, development, or commercialization of the Patents and Animal Studies.

SECTION 1.05. “Assignment Agreements” means any executed agreements assigning, changing, confirming or correcting ownership (including without limitation original patent assignment agreements) of any part, portion or all rights in the Assigned Patents from the Inventor(s) and/or any prior owner to any prior owner or Seller.

SECTION 1.06. “Control” (including the correlative meanings of the terms “Controls”, “Controlled by” and “under common Control with”) means the direct or indirect ownership of more than fifty percent (50%) of an entity, or the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or an entity, whether through the ability to exercise voting power, by contract or otherwise.

SECTION 1.07. “Encumbrance” means with respect to any of the Assigned Patents or Animal Studies, any mortgage, lien, pledge, charge, commitment, security interest, express or implied license, Grant, judgment, stipulation, court order or decree, or other restriction regarding transfer or licensing, or any other commitment to a third party which would result in any such Encumbrance whether currently existing or arising in the future.

SECTION 1.08. “Governmental Entity” means any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency commission or subdivision thereof, including but not limited to the U.S. Patent and Trademark Office (“PTO”) and the European Patent Office (“EPO”).

SECTION 1.09. “Grant” means a license, waiver of any rights of enforcement (including but not limited to any covenant not to sue, covenant not to assert, or standstill agreement), release of any claim, or other grant of any right.

SECTION 1.10. “including” means including without limitation.

SECTION 1.11. “Intellectual Property” means (a) patents, (b) trademarks, trademark rights, business identifiers, service marks, trade dress, logos, trade names, brand names and corporate names (and any deviations thereof), whether or not registered, including but not limited to all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in any trademark offices throughout the world, (c) registered and unregistered copyrights in both published works and unpublished works (including but not limited to copyrights on designs) and registrations and applications for registration thereof, (d) all know-how, trade secrets and confidential or proprietary, technical and business information (including but not limited to ideas, pricing information, client lists and other data, formulas, compositions, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (e) whether or not confidential, technology (including know-how and show-how), production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works and (f) all goodwill associated therewith and all rights associated with the foregoing.

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SECTION 1.12. “Inventor” means each of the named inventors of each of the Assigned Patents as well as any inventor who should be or should have been named on each of the Assigned Patents.

SECTION 1.13. “or” means “and/or”.

SECTION 1.14. “Patent Documents” means (i) all prosecution files (physical and electronic) and docket reports (capturing a time period no shorter than ninety (90) days following the Effective Date) for all of the Assigned Patents in the possession or control of Seller, its counsel or its agents; (ii) all Assignment Agreements; (iii) all documents, records and files in the possession or control of Seller, its counsel or its agents (and including any and all of each Inventor) with respect to (A) the conception and reduction to practice (and diligence in reduction to practice) of the inventions of any of the Assigned Patents, (B) the disclosure of, acquisition, prosecution, registration, reissuance, correction, enforcement, defense, and maintenance of the Assigned Patents (including without limitation ribbon copies of any letters patent), (C) Seller’s marking activities and program(s) with respect to the Assigned Patents, and (D) Seller’s licensing or sales activities with respect to the Assigned Patents; and (iv) all other documentation or information in the possession or control of Seller, its counsel or its agents related to the Assigned Patents.

SECTION 1.15. “Patent Family” means a set comprised of all Patents (a) that are linked or entitled to be linked through one or more claims of benefit or priority pursuant to 35 U.S.C. §§ 120 or 119 (or the equivalent laws or regulation of any other patent authority) or by a terminal disclaimer pursuant to 35 U.S.C. § 253 or 37 CFR § 1.321 (or the equivalent laws or regulation of any other patent authority) or (b) that are, or are entitled to be, foreign counterparts, reissues, divisionals, extensions, continuations or continuations-in-part with respect to any other Patent in such set.

SECTION 1.16. “Patents” means any United States, foreign or international patents and patent applications, patents and patent applications resulting or issuing therefrom, certificates of invention, utility models or any other grants by any Governmental Entity for the protection of inventions, including all non-provisionals, provisional, reissues, divisionals, continuations, continuations-in-part, re-examinations and extensions of any of the foregoing; provided, however, that when the term “Patent” is used in the context of, or to refer to, a particular patent or patent application, or a patent or patent application on a schedule, the term shall mean only that particular patent or patent application, as the case may be.

SECTION 1.17. “Purchaser Shares” shall have the meaning set forth in Section 3.01 hereto.

SECTION 1.18. ‘Seller Cash Consideration” means a total of $730,000 transferred from the Seller to the Purchaser as additional consideration for the Purchaser Shares.

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SECTION 1.19. “Subsidiary” means a legal entity that is Controlled by a Party. Such legal entity shall constitute a Subsidiary of the Party only when and for so long as the Control exists.

SECTION 1.20. “Transfer Documents” mean fully executed patent transfer documents, in a form approved by Purchaser suitable for filing with the relevant Governmental Authority, in each jurisdiction where the Assigned Patents issued from or have been filed, as the case may be, in each case to record the change of ownership of the Assigned Patents from Seller to Purchaser. Unless otherwise directed by Purchaser, Transfer Documents for U.S. Assigned Patents shall be as provided in the form of Exhibit B (“Patent Assignment”).

ARTICLE II

Transfer and Cooperation

SECTION 2.01. Initial Transfer. As of the Effective Date, Seller hereby irrevocably sells, transfers, conveys and assigns, and shall cause its Affiliates to irrevocably sell, transfer, convey and assign, to Purchaser, and Purchaser hereby acquires from Seller or its Affiliates, all right, title and interest in and to (i) all the Assigned Patents and Animal Studies, including without limitation the right to sue, license and collect and receive all income, royalties, damages, payments due, injunctive relief and any other settlements or remedies (including, without limitation, causes of action and rights to damages and payments for past, present or future infringements or misappropriations) with respect thereto, in each case, in all countries relating to the Assigned Patents, as well as the right, if any, to register, prosecute, maintain and defend all Assigned Patents before any public or private agency, office or registrar; (ii) the Patent Documents and rights (including copyrights) with respect thereto; and (iii) the Assigned Know-How. The Assigned Patents, the Patent Documents, the Animal Studies, the Assigned Know-How and the Seller Cash Consideration constitute all or substantially all of the Seller’s assets. The Parties understand and agree that no liabilities, contractual duties, or other obligations of Seller, Seller’s Affiliates or prior owners, are delegated or otherwise transferred to or assumed by Purchaser hereunder, whether expressly, by implication, by reason of estoppel or otherwise.

SECTION 2.02. Additional Transfers. To the extent all right, title and interest in and to any Assigned Patent is not transferred pursuant to Section 2.01 for whatever reason, Seller hereby irrevocably sells, transfers, conveys and assigns to Purchaser, and shall cause its Affiliates to irrevocably sell, transfer, convey and assign, and Purchaser hereby acquires from Seller or its Affiliates, all right, title and interest in and to such Assigned Patent in accordance with the terms of this Agreement, including the right to sue, license and collect and receive all income, royalties, damages, payments due, injunctive relief and any other settlements or remedies (including, without limitation, causes of action and rights to damages and payments for past, present or future infringements or misappropriations) with respect thereto, effective as of the Effective Date.

SECTION 2.03. Undisclosed Patents. If at any time it is determined that a Patent (including patent applications, regardless of status) exists or existed that is part of the same Patent Family corresponding to one or more of the Assigned Patents and such Patent was not identified as an Assigned Patent, then, in addition to any other remedies Purchaser may have under this Agreement, Seller shall upon notice from Purchaser promptly assign such Patent (and any Patents that may have issued therefrom) to Purchaser.

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SECTION 2.04. Deliveries. Within 10 days of the Parties’ execution of this Agreement, Seller shall have delivered to Purchaser the following:

(a)	All Transfer Documents, fully executed and notarized where appropriate;

(b)	All Patent Documents; and

(c)	All Assigned Know-How.

SECTION 2.05. Further Assurances.

(a) Further Cooperation.

(i) Seller shall, and Seller shall direct its Affiliates and its and their employees (including all Inventors) to, fully cooperate with and assist Purchaser and any successor, its counsel and similar agents in securing the Purchaser’s rights in the Assigned Patents and the Animal Studies in any and all countries and in the enforcement, prosecution and maintenance of the Assigned Patents without additional consideration, including facilitating the cooperation of the Inventors (whether employed by Seller or not). Without limiting the generality of the foregoing, following the Effective Date, Seller agrees that its cooperation and assistance hereunder will include (if requested by Purchaser), without limitation, (a) the full disclosure to Purchaser of all pertinent factual or other information and data reasonably available to Seller, including providing contact information for Inventors, (b) the execution of all applications, specifications, papers, documents, oaths, assignments, declarations, affidavits and all other instruments which Purchaser shall request as may be necessary and proper to obtain and vest such rights and in order to assign and convey to Purchaser, its successors, assigns, and nominees the sole and exclusive right, title and interest in and to the Assigned Patents and the Animal Studies otherwise completely effect consummation of the transactions contemplated by this Agreement, (c) making factual witnesses available upon the reasonable request of Purchaser and participation in any litigation defenses including the giving of testimony in any suit, legal action, hearing, investigation, or other proceeding relating to the Assigned Patents and the Animal Studies, (d) if requested by Purchaser, joinder as a necessary party plaintiff or in another capacity reasonably requested by Purchaser, and (e) cooperating with and assisting Purchaser, in any legal or equitable action, litigation, arbitration or other legal, regulatory or administrative proceeding regarding any of the Assigned Patents and the Animal Studies or the scope, infringement or validity thereof (“Patent Proceeding”), including, without limitation, enforcement of any of the Assigned Patents against potential infringers in any court proceeding or before the International Trade Commission (ITC) and proceedings regarding any of the Assigned Patents before the PTO, EPO or any other similar agency; provided, however, that Purchaser shall have sole control and discretion over any and all such Patent Proceedings and any settlement thereof, and the exclusive right to receive, retain and enforce all damages, awards, and other remedies of any kind in connection with any such Patent Proceeding, or (f) the performance of any other acts as may be necessary and proper to vest full title and transfer all rights and interest in and to the Assigned Patents and the Animal Studies in Purchaser (or its designee) and otherwise completely effect consummation of the transactions contemplated by this Agreement. With respect to items (c), (d) and (e) of this paragraph, Purchaser will reimburse Seller for all preapproved, reasonable, out-of-pocket costs incurred in connection with providing the assistance and cooperation requested by Purchaser hereunder, and Purchaser shall reimburse Seller, its employees, attorneys, agents and inventors at a reasonable hourly rate mutually agreed upon by the Parties for time spent in connection with providing assistance or cooperation requested by Purchaser hereunder.

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(ii) Seller shall, on or before the Effective Date, pay all maintenance, annuity, renewal and issuance fees and the like with respect to the Assigned Patents that are due and payable prior to the end of the ninety (90) day period following the Effective Date.

(b) Limited Power of Attorney. Seller hereby irrevocably constitutes and appoints Purchaser, with full power of substitution, to be its true and lawful attorney, and in its name, place or stead, to execute, acknowledge, swear to and file, all applications, specifications, papers, documents, oaths, assignments, declarations, affidavits and all other instruments, and to take any action which shall be necessary, appropriate or desirable to effectuate the transfer, or prosecution of, the Assigned Patents or the Animal Studies in accordance with the terms of this Agreement. This power of attorney shall be deemed to be coupled with an interest and shall be irrevocable.

(c) Conduct. Seller shall not engage in any act or conduct, or omit to perform any necessary act, the result of which would invalidate any portion of any of the Assigned Patents or an Animal Study or render any portion of them unenforceable.

(d) Patent Maintenance, Enforcement, and Licensing. After the Effective Date, Purchaser shall have the sole right, but no obligation, to prosecute, maintain, enforce, license, and take any other actions with respect to the Assigned Patents and the Animal Studies in its sole discretion.

ARTICLE III

Payment and Taxes

SECTION 3.01. Payment. Upon the terms and subject to the conditions of this Agreement (including, without limitation, Seller’s compliance with Section 2.04), in full payment for the sale, conveyance, assignment, transfer and delivery of the Assigned Patents and Animal Studies, Purchaser agrees to issue and deliver to the shareholders of the Seller (the “Seller Shareholders”), on a pro rata basis in the amounts, and to the persons, listed on Schedule 1 hereto, a total of 39,000,000 shares of the Purchaser’s Common Shares (the “Purchaser Shares”). When issued to the Seller Shareholders as set forth on Schedule 1 hereto, such shares shall be validly issued, fully paid, and non-assessable voting common shares in the Company.

SECTION 3.02. Transfer Taxes. Seller shall be solely responsible for the payment of, and shall pay when due, any federal, state, local, foreign or other tax, duty, levy, impost, fee, assessment or other governmental charge, including without limitation income, gross receipts, business, occupation, sales, stamp, value-added, excise (or similar transfer taxes), use, or other tax of any kind whatsoever and any premium, together with any interest, penalties, surcharges, fines and additions attributable to or imposed with respect to the foregoing (collectively “Taxes”) that may be payable in connection with the sale or purchase of the Assigned Patents and Animal Studies and Seller shall indemnify Purchaser against any such Taxes as provided in Section 6.02 below. The Parties agree to treat the transactions contemplated in this Agreement as other than retail sales pursuant to New York Code of Rules and Regulations, title 20, part 526.6(d)(1).

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SECTION 3.03 Reorganization. Seller, Seller Shareholders and Purchaser agree to treat the transactions contemplated in this Agreement as a tax-free reorganization within the meaning of 26 U.S.C. §368(a)(1)(C) for all purposes. This Agreement is intended to be the plan of reorganization as contemplated in Treasury Regulation 26 C.F.R. §1.368-3. The Seller, Seller Shareholders and the Purchaser agree to comply with the reporting requirements of Treasury Regulation §1.368-3.

ARTICLE IV

Representations and Warranties of the Seller and the Seller Shareholders

SECTION 4.01. Corporate Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, is duly qualified and is in good standing under the laws of each jurisdiction in which the character of the properties and assets now owned or held by it or the nature of the business now conducted by it requires it to be so licensed or qualified. Seller has full corporate power and authority to carry on its business as now being conducted.

SECTION 4.02. Authority. Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations hereunder have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms and, as to enforcement, to general principles of equity, regardless of whether applied in a proceeding at law or in equity.

SECTION 4.03. No Conflict; No Consents. The execution and delivery of this Agreement and the performance of the obligations of Seller hereunder will not (i) violate or be in conflict with any provision of law, any order, rule or regulation of any court or other agency of government, or any provision of Seller’s articles of incorporation or bylaws, (ii) violate, be in conflict with, result in a breach of, constitute (with or without notice or lapse of time or both) a default under, or result in the acceleration of any obligations under, any indenture, agreement, lease or other instrument to which Seller is a party or by which it or any of its properties are bound, or (iii) result in the creation or imposition of any Encumbrance upon any of the Assigned Patents or Animal Studies. No consent, approval or authorization of or declaration or filing with any Governmental Entity or other person or entity on the part of Seller is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

SECTION 4.04. List of Assigned Patents. Exhibit A sets forth a true, accurate and complete list of Assigned Patents and for each such Patent, the title, the Inventors’ names, the Patent number or serial number (as applicable), the filing date or issue date, the country in which the relevant Patent has been issued or applied for.

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SECTION 4.05. Prosecution. Each Assigned Patent has been prosecuted in compliance with the rules and processes of the United States Patent and Trademark Office (or the equivalent rules or processes of any other applicable patent authority anywhere in the world) and all applications for the Assigned Patents are true and correct in all respects, including with respect to inventorship.

SECTION 4.06. Assignment Agreements. For each Assigned Patent, Seller has obtained one or more Assignment Agreements which collectively assign all rights in such Patents to Seller. Seller has properly recorded all such previously executed Assignment Agreements with respect to the Assigned Patents as necessary to fully perfect its rights and title therein in accordance with governing laws and regulations in each respective jurisdiction. If requested by the Purchaser, Seller shall assign all rights to the Animal Studies pursuant to an assignment agreement or other form of conveyance.

SECTION 4.07. Public Use, Disclosure or Sale. For each Assigned Patent, no acts or omissions of Seller, or any party acting on behalf of or at the direction of Seller, have or shall invalidate or hinder enforcement of such Patent under the laws of any jurisdiction (including under 35 U.S.C. §102(b)) including as a result of (i) disclosure of the invention or a printed publication that describes the claimed invention, (ii) public use of the claimed invention, or (iii) sale or offer for sale of the claimed invention prior to the application for such Patent.

SECTION 4.08. Knowledge of Invalidity. None of the Assigned Patents has ever been found invalid or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding, and Seller does not know of and has not received any notice or information of any kind from any source suggesting that the Assigned Patents may be invalid or unenforceable. None of the Assigned Patents is invalid or unenforceable, nor is Seller aware of any facts or circumstances that would render any Assigned Patent invalid or unenforceable.

SECTION 4.09. Ownership and Encumbrances.

(a) Seller is the sole legal and beneficial owner of all right, title and interest, and has valid title, to all the Assigned Patents and the Animal Studies (including all rights to sue and collect damages for past, present and future infringement), free and clear of any Encumbrances. Upon transfer of the Assigned Patents and the Animal Studies from Seller to Purchaser hereunder, none of the Assigned Patents or Animal Studies will be subject to any restrictions whatsoever, including without limitation, with respect to the transfer or licensing of such Patents or the research of the Animal Studies, or will be subject, to any Encumbrance as a result of any facts, circumstances or agreements existing before the Effective Date.

(b) Neither (i) the Assigned Patents nor (ii) the Animal Studies, including any research, the use thereof or the right to commercialize the same, are subject to any Grant to a third party.

(c) Purchaser will not be subject to any covenant not to sue, license or other similar restriction on its enforcement or enjoyment of the Assigned Patents or the Animal Studies as a result of any prior transaction related thereto.

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(d) Except for Purchaser, there are no existing contracts, agreements, options, commitments, proposals, bids, offers, or rights with, to, or in any person to acquire any of the Assigned Patents or any of the research of the Animal Studies.

(e) As of the Effective Date, none of Seller or any of its Affiliates, any prior owner of the Assigned Patents, or any Inventor will have any right or interest in and to any of the Assigned Patents or the Animal Studies.

(f) All personnel, including employees, agents, consultants, and contractors of the Seller who have contributed to or participated in the conception and development of the Assigned Patents and the Animal Studies either:

(i) have been party to a work-for-hire relationship with Seller that has accorded Seller full, effective, and exclusive original ownership of all tangible and intangible property arising with respect to the Assigned Patents and the Animal Studies; or

(ii) have executed appropriate instruments of assignment in favor of Seller as assignee that have conveyed to Seller full, effective, and exclusive ownership of all rights, title, interest, and tangible and intangible property thereby arising with respect to the Assigned Patent and the Animal Studies.

(g) There are no agreements or arrangements in effect with respect to the marketing, distribution, licensing, or promotion of the Assigned Patents or the Animal Studies by any independent salesperson, distributor, sublicense, or other remarketer or sales organization.

SECTION 4.10. Documents and Information. The Assigned Know-How, including without limitation, the Patent Documents, delivered by Seller to Purchaser hereunder represent all records and files of Seller, its counsel and agents of which Seller is or should be aware of that are related to the Assigned Patents and the Animal Studies, with respect to the acquisition, prosecution, registration, reissuance, enforcement, defense, and maintenance of the Assigned Patents and the Animal Studies. All documents and information delivered by Seller to Purchaser hereunder is true, accurate and complete.

SECTION 4.11. No Impairment. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated herein will impair the right of Purchaser to use, possess, sell, license or dispose of any of the Assigned Patents or the right to further develop the Animal Studies and commercialize the results thereof. There are no royalties, honoraria, fees or other payments payable by Seller to any third party by reason of the ownership, use, possession, license, sale, or disposition of any Assigned Patents or the Animal Studies. There are no actions, suits, investigations, claims or proceedings threatened, pending or in progress relating in any way to the Assigned Know-How, including without limitation the Assigned Patents.

SECTION 4.12. No Notice. Seller has not put any third party on notice of actual or potential infringement of any Assigned Patent. Seller has not invited any third party to enter into a license under any of the Assigned Patents or any part of the Animal Studies. Seller has not initiated any enforcement action with respect to any of the Assigned Patents.

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SECTION 4.13. Disclosure. Seller has disclosed to Purchaser in writing all facts and circumstances known to, or reasonably ascertainable by, Seller on or prior to the Effective Date as possibly having an adverse effect on the validity or enforceability of the Assigned Patents and the Animal Studies.

SECTION 4.14. Marking. Seller and its Affiliates affix on its products or product packaging, manuals, or instructions associated with such products, a label indicating the Assigned Patents applicable to the respective products.

SECTION 4.15. Fees and other Actions. Seller has paid all maintenance, annuity, renewal and issuance fees and the like with respect to the Assigned Patents that are due and payable prior to the end of the ninety (90) day period following the Effective Date. There are no actions that must be taken or fees that must be paid within ninety (90) days following the Effective Date, including the payment of any filing, registration, maintenance, annuity, renewal or issuance fees or the filing of any responses with any Government Entity, including office action responses, documents, applications or certificates for the purposes of prosecuting, maintaining, perfecting, preserving or renewing any of the Assigned Patents.

SECTION 4.16. Outstanding Judgment. No Assigned Patents are subject to any proceeding or outstanding decree, order, judgment, settlement agreement or stipulation. None of the Assigned Patents has been or is currently involved in any reexamination, reissue, opposition, interference proceeding, or any similar proceeding, and no such proceedings are pending or threatened.

SECTION 4.17. Lawsuits and Other Proceedings. No Assigned Patent and no part of the Animal Studies has been involved in any past or pending action, suit, investigation, claim or proceeding (including any reexamination), nor has any Assigned Patent been threatened with any such action, suit, investigation, claim or proceeding, other than patent prosecution proceedings in the ordinary course.

SECTION 4.18. Co-Development. None of the Assigned Patents or Animal Studies were developed by, on behalf of, jointly with, or with the funding of, a third party.

SECTION 4.19. Government Funding. None of the Assigned Patents or the Animal Studies were developed by, on behalf of, jointly with, or using grants or funding of any Governmental Entity, college, university, or educational institution.

SECTION 4.20. No Patent License. The Parties entering into this Agreement will not result in any previous owner of the Assigned Patents or any third party obtaining any license, right or Grant whether by implication, estoppel or otherwise, under or to any Patent of Purchaser or any of its Affiliates.

SECTION 4.21. Purchase Entirely for Own Account. The Purchaser Shares proposed to be acquired by the Seller Shareholders hereunder will be acquired by the Seller Shareholders for investment for their own accounts, and not with a view to the resale or distribution of any part thereof, and the Seller Shareholders have no present intention of selling or otherwise distributing the Purchaser Shares, except in compliance with applicable securities laws.

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SECTION 4.22. Available Information; No Prospectus. The Seller Shareholders have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Purchaser. The Purchaser has advised the Seller and the Seller Shareholders that the Purchaser is relying on an exemption from the requirements to provide the Seller and the Seller Shareholders with a prospectus and to sell the Purchaser Shares through a person registered to sell the Purchaser Shares under the applicable securities legislation and, as a consequence of acquiring the Purchaser Shares pursuant to this exemption, certain protections, rights and remedies provided by applicable securities legislation, including statutory rights of rescission or damages, shall not be available to the Seller or the Seller Shareholders.

SECTION 4.23. No Public Market. The Seller and the Seller Shareholders understand that there is no public market for the Purchaser Shares, that no market may ever develop, and that the Purchaser Shares are not listed any securities exchange or quoted on any over-the-counter securities market. The Seller Shareholders are able to bear the economic risk of an investment in the Purchaser Shares and are able to afford a complete loss of such investment.

SECTION 4.24. Non-Registration. Seller and the Seller Shareholders understand that the Purchaser Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Seller’s representations as expressed herein.

SECTION 4.25. Restricted Securities. Seller and the Seller Shareholders understand that the Purchaser Shares are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Seller shareholders pursuant hereto, the Purchaser Shares would be acquired in a transaction not involving a public offering. The Seller and the Seller Shareholders further acknowledge that if the Purchaser Shares are issued to it in accordance with the provisions of this Agreement, such Purchaser Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The Seller and the Seller Shareholders represent that they are familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understand the resale limitations imposed thereby and by the Securities Act.

SECTION 4.26. Legends. It is understood that the Purchaser Shares will bear the following legend or another legend that is similar to the following:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

and any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

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SECTION 4.27. Seller Shareholder Status and General Solicitation.

(a) If the Seller Shareholders are U.S. Persons (as such term is defined in Rule 902(k) of Regulation S), at the time the Seller Shareholders were offered the Purchaser Shares, they were, and at the date hereof it are, “accredited investors” as defined in Rule 501(a) under the Securities Act.

(b) If Seller Shareholders are not U.S. Persons, the Seller Shareholders (i) acknowledge that the certificates representing or evidencing the Purchaser Shares contain a customary restrictive legend restricting the offer, sale or transfer of any Purchaser Shares except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, (ii) agree that all offers and sales by the Seller shareholders of Purchaser Shares shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or a transaction not subject to the registration requirements of, the Securities Act, (iii) represent that the offer to purchase the Purchaser Shares was made to the Seller Shareholders outside of the United States, and the Seller Shareholders were, at the time of the offer and will be, at the time of the sale and are now, outside the United States, (iv) have not engaged in or directed any unsolicited offers to purchase Purchaser Shares in the United States, (v) are neither a U.S. Person nor a Distributor (as such terms are defined in Rule 902(k) and 902(d), respectively, of Regulation S), (vi) have purchased the Purchaser Shares for their own account and not for the account or benefit of any U.S. Person, (vii) are the sole beneficial owner of the Purchaser Shares specified on signature pages hereto opposite its name and has not pre-arranged any sale with an investor in the United States, and (ix) are familiar with and understands the terms and conditions and requirements contained in Regulation S, specifically, without limitation, the Seller Shareholders understand that the statutory basis for the exemption claimed for the sale of the Purchaser Shares would not be present if the sale, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act. In addition, the Seller Shareholders are not purchasing the Purchaser Shares as a result of any advertisement, article, notice or other communication regarding the Purchaser Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

SECTION 4.28. Purchaser Shares. The Seller and the Seller Shareholders agree and acknowledge that the Purchaser Shares shall represent sufficient and adequate consideration for the Assigned Patents and Animal Studies, and shall forever release the Purchaser and its Affiliates for any claims for any additional consideration for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, irrespective of the value of the Purchased Shares hereinafter.

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SECTION 4.29. Substantially All Assets of the Seller; Seller Distribution. The Intellectual Property and Seller Cash Consideration to be conveyed to the Purchaser under this Agreement constitute substantially all of the properties of the Seller. The issuance of the Purchaser Shares to the Seller Shareholders represents a pro rata distribution of such shares to the Seller Shareholders. Following the transactions contemplated by this Agreement, Seller intends to liquidate and distribute its remaining properties, if any.

ARTICLE V

Representation and Warranties of Purchaser

SECTION 5.01. Corporate Organization. Purchaser is a corporation duly organized, validly existing and, to the extent applicable, in good standing under the laws of the State of Nevada, is duly qualified and, to the extent applicable, is in good standing under the laws of each jurisdiction in which the character of the properties and assets now owned or held by it or the nature of the business now conducted by it requires it to be so licensed or qualified. Purchaser has full corporate power and authority to carry on its business as now being conducted.

SECTION 5.02. Authority. Purchaser has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Purchaser and the performance by Purchaser of its obligations hereunder have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to applicable laws affecting creditors’ rights generally and, as to enforcement, to general principles of equity, regardless of whether applied in a proceeding at law or in equity.

SECTION 5.03. No Conflict; No Consents. The execution and delivery of this Agreement and the performance of the obligations of Purchaser hereunder will not violate or be in conflict with any provision of law, any order, rule or regulation of any Governmental Entity, or any provision of Purchaser’s certificate of incorporation or bylaws. No consent, approval or authorization of or declaration or filing with any Governmental Entity or other person or entity on the part of Purchaser is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

SECTION 5.04 Purchaser Shares. The Purchaser Shares have been duly authorized by the Board of Directors of the Purchaser, and upon issuance and delivery of the Purchaser Shares pursuant to the terms and conditions of this Agreement, the Purchaser Shares shall be fully paid and non-assessable. The Purchaser Shares comprise the only consideration that Purchaser will deliver to Seller for the transactions contemplated in this Agreement. The Purchaser has not acquired any asset or share of Seller for any consideration in any other transaction in the last four years.

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ARTICLE VI

Survival of Representations and Warranties; Indemnification

SECTION 6.01. Survival of Representations and Warranties. All of Seller’s representations and warranties contained in this Agreement which shall survive indefinitely.

SECTION 6.02. Indemnification.

(a) Seller shall defend, indemnify and hold harmless Purchaser, its Affiliates, and each of their Subsidiaries, shareholders, directors, officers, employees, agents, successors, and assigns from and against all damages, claims, liabilities, expenses and costs (including reasonable attorneys’ fees) arising, directly or indirectly, from any material breach of this Agreement, including, without limitation, any breach of any representation or warranty made by Seller.

(b) Purchaser shall defend, indemnify and hold harmless Seller, its Subsidiaries, and each of their shareholders, directors, officers, employees, agents, successors, and assigns from and against all damages, claims, liabilities, expenses and costs (including reasonable attorneys’ fees) arising, directly or indirectly, from any material breach of this Agreement, including, without limitation, any breach of any representation or warranty made by Purchaser.

(c) A person or entity that intends to claim indemnification under this Article VI (the “Indemnitee”) shall promptly notify the other Party (the “Indemnitor”) of any claim, damage, liability, cause of action or cost with respect to which the Indemnitee intends to claim such indemnification. Indemnitor, after it determines that indemnification is required of it, shall assume the defense thereof with counsel of its own choosing; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the expenses to be paid by the Indemnitor if Indemnitor does not assume the defense. The Indemnitee shall, and shall cause its Subsidiaries and its own and its Subsidiaries’ employees and agents to, cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any claim, damage, liability, cause of action or cost covered by this indemnification.

ARTICLE VII

Confidentiality

SECTION 7.01. Confidential Information. Except as expressly set forth in this Section 7.01, each Party shall cause its respective affiliates, officers, directors, employees, agents and subcontractors (collectively, “Representatives”) to keep confidential any and all technical, commercial, scientific and other data, processes, documents or other information (whether in oral or written form) or physical object (including, without limitation, intellectual property, marketing data, agreements between any party and a third-party, license applications, and business plans and projections of any party ) that have been acquired from the other party (the “Other Party”), its affiliates or its Representatives (“Confidential Information”), and each party shall not disclose directly or indirectly, and shall cause its Representatives not to disclose directly or indirectly, any Confidential Information to anyone outside such person, in the case of the Company, its sublicensees (if any), and each of their affiliates and their respective Representatives, except that the foregoing restriction shall not apply to any information disclosed hereunder to any party, if such person (the “Receiving Person”) can demonstrate that such Confidential Information:

(a) is or hereafter becomes generally available other than by reason of any breach or default by the Receiving Person, any of its Affiliates or any Representative of the foregoing with respect to a confidentiality obligation under this Agreement;

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(b) was already known to the Receiving Person or such affiliate or Representative;

(c) is disclosed to the Receiving Person or such affiliate or Representative by a third party who has the right to disclose such information;

(d) is independently developed by the Receiving Person; and

(e) based on such Person’s good faith judgement with the advice of counsel, is otherwise required to be disclosed in compliance with applicable legal requirements to a public authority.

SECTION 7.02. Obligations Upon Disclosure. Whenever the Receiving Person becomes aware of any state of facts which would or might result in disclosure of Confidential Information pursuant to subparagraph (e) above, it shall, if possible, promptly notify the person making disclosure (the “Disclosing Person”) prior to any such disclosure so that the Disclosing Person may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement.

In any event, if the Receiving Person is unable to promptly notify the Disclosing Person or if such protective order or other remedy is not obtained, or if the Disclosing Person waives compliance with the provisions of this Agreement, the Receiving Person will furnish only that portion of the information which it is advised by counsel is legally required and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded the Confidential Information.

Each party shall be entitled, in addition to any other right or remedy it may have at law or in equity, to an injunction, without the posting of any bond or other security except as required by the relevant laws, enjoining or restraining any other party from any violation or threatened violation of this Section 7.02.

SECTION 7.03. Survival. The obligations set forth in Sections 7.01 and 7.02 shall survive any termination of this Agreement.

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ARTICLE VIII
Miscellaneous

SECTION 8.01. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Purchaser, to:

Curanex Pharmaceuticals Inc

2 Jericho Plaza, Suite 101B

Jericho, NY 11753

Attn: Jun Liu, CEO

If to the Seller, to:

Duraviva Pharma Inc

2 Jericho Plaza, Suite 101B

Jericho, NY 11753

Attn: Dian Ying Jing

Managing Member

SECTION 8.02. Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by all Parties. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

SECTION 8.03. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Parties will be entitled to specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

SECTION 8.04. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

SECTION 8.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

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SECTION 8.06. Counterparts; Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile, e-mail, or electronic execution and delivery of this Agreement is legal, valid and binding for all purposes.

SECTION 8.07. Entire Agreement; Third Party Beneficiaries. This Agreement, taken together with the schedules hereto, (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (b) are not intended to confer upon any person other than the Parties any rights or remedies.

SECTION 8.08. Governing Law. This Agreement, the legal relations between the parties and any Action, whether contractual or non-contractual, instituted by any Party with respect to any matter arising between the parties, including but not limited to matters arising under or in connection with this Agreement, such as the negotiation, execution, interpretation, coverage, scope, performance, breach, termination, validity, or enforceability of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of Nevada without reference to principles of conflicts of laws. The Parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Nevada with respect to any matter arising between the Parties, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such court. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in any manner as may be permitted by applicable law, shall be valid and sufficient service thereof. With respect to any particular action, suit or proceeding arising between the parties, including but not limited to matters arising under or in connection with this Agreement, venue shall lie in any court of proper subject matter jurisdiction sitting in the State of Nevada.

SECTION 8.09. Successors and Assigns. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

SECTION 8.10. Understanding of Agreement. The Parties each acknowledge that they have fully read the contents of this Agreement and that they have had the opportunity to obtain the advice of counsel of their choice, and that they have full, complete and total comprehension of the provisions hereof and are in full agreement with each and every one of the terms, conditions and provisions of this Agreement. As such, the Parties agree to waive any and all rights to apply an interpretation of any and all terms, conditions or provisions hereof, including the rule of construction that such ambiguities are to be resolved against the drafter of this Agreement. For the purpose of this instrument, the Parties agree that ambiguities, if any, are to be resolved in the same manner as would have been the case had this instrument been jointly conceived and drafted.

[Signature page follows]

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In witness whereof, intending to be legally bound, the Parties have executed this Agreement as of the Effective Date.

Duraviva Pharma Inc

By:	/s/ Dian Ying Jing
Name:	Dian Ying Jing
Title:	Managing Member

Curanex Pharmaceuticals Inc

By:	/s/ Jun Liu
Name:	Jun Liu
Title:	Chief Executive Officer

[Acknowledgment of Seller Shareholders page follows]

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By their signatures below, the Seller Shareholders acknowledge and confirm the accuracy of the representations set forth in Sections 4.21 through 4.29 of this Agreement:

/s/ Jun Liu
Jun Liu

/s/ Chang Liu
Chang Liu

/s/ Dian Ying Jing
Dian Ying Jing

/s/ Fang Geng
Fang Geng

Korovyev Hippo LLC

By:	/s/ Chang Liu
Name:	Chang Liu
Title:	President

CLE Capital Group LP

By:	/s/ Xiaohong Song
Name:	Xiaohong Song
Title	Manager

Chatham Acquisition Corp.

By:	s/ Wenjun Zhao
Name:	Wenjun Zhao
Title:	Manager

/s/ Shuang Song
Shuang Song

Doublewin Developer LLC

By:	/s/ Dian Ying Jing
Name:	Dian Ying Jing
Title:	President

/s/ Jianping Xu
Jianping Xu

Ascendant Global Advisors Inc.

By:	/s/ Taylor (Dahe) Zhang
Name:	Taylor (Dahe) Zhang
Title:	Managing Member

Liu and Company LLC

By:	s/ Chang Liu
Name:	Chang Liu
Title:	Managing Member

/s/ Yau-Kit Lam
Yau-Kit Lam

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Exhibit A

The following patents and patent applications shall be assigned to the Purchaser:

Patent or Patent Application No.	Title and Country	Original Filing Date	Inventors
Provisional Application No. 63/566,747	Plant Extract Compositions and Uses Thereof For Treating Autoimmune Diseases; USA	March 18, 2024	Jun Liu; Ning Zhang; Chang Liu
Provisional Application No. 63/566,749	Plant Extract Compositions and Uses Thereof For Treating Metabolic Diseases; USA	March 18, 2024	Jun Liu; Ning Zhang; Chang Liu
Provisional Application No. 63/631,786	Plant Extract Compositions and Uses Thereof For Treating Or Preventing Viral Infections; USA	March 18, 2024	Jun Liu; Chang Liu
Provisional Application No. 63/566,754	Plant Extract Compositions and Uses Thereof For Treating Acne; USA	March 18, 2024	Jun Liu; Ning Zhang; Chang Liu

Seller also transfers to the Purchaser 8 research and development animal studies and reports, including the right to use the studies for further R&D, clinical, and commercial purposes for:

1, Ulcerative Colitis

2.Atopic Dermatitis

3.Nonalcoholic fatty liver disease prevention

4.Nonalcoholic fatty liver disease treatment

5.Diabetes

6. COVID-19 prevention and treatment

7.Gouty nephritis

8. Gouty arthritis

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Exhibit B

Assignment of Patent Rights

This Patent Assignment (this “Assignment”) is entered into as of June 17, 2024 (the “Assignment Date”) between Duraviva Pharma Inc (the “Assignor”) and Curanex Pharmaceuticals Inc (“Assignee”).

Whereas, the Assignor and Assignee have entered into a certain Asset Purchase Agreement and Plan of Reorganization, dated as of June 17, 2024 (the “Agreement”) under which, among other things, Assignor assigns to Assignee all worldwide right, title and interest in and to (i) all patents and patent applications in the name of or owned by Assignor identified and set forth on Exhibit A attached hereto, (ii) the invention disclosures identified and set forth on Exhibit A attached hereto, and (iii) with respect to (i) and (ii), all national (of any country of origin) and multinational patents, patent applications and provisional patent applications, and reissues, divisions, continuations, continuations-in-part, continuing patent applications, extensions and reexaminations thereof, and all rights therein provided by multinational treaties or conventions (such patents and patent applications, the “Patents”); and

Whereas, pursuant to the Agreement, Assignor wishes to assign to Assignee, and Assignee wishes to acquire from Assignor, all worldwide right, title and interest in and to the Patents.

For good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1. Pursuant to and subject to the terms and conditions of this Agreement, Assignor, does hereby irrevocably sell, assign, transfer, and convey unto Assignee, or Assignee’s designees, all of Assignor’s right title and interest in and to the Patents, together with:

a. the right, if any, to register, prosecute, maintain and defend the Patents before any public or private agency, office or registrar;

b. all rights of cooperation that have been pledged or assigned to Assignor with respect to the Patents; the right to sue and bring any causes of action (whether currently pending, filed or otherwise) and all other enforcement rights and rights to remedies under, on account of, or related to any of the Patents and/or any item in any of the foregoing categories including, without limitation, all causes of action and other enforcement rights for (i) damages, (ii) injunctive relief, and (iii) other remedies of any kind for past, current and future infringement, misappropriation or violation of rights and all rights to sue for any of the foregoing; and

c. all rights to collect royalties and other payments under or on account of any of the Patents, as well as all rights to assign or sell an interest in such royalties or other payments to third parties.

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2. Assignor hereby authorizes the respective patent office or governmental agency in each jurisdiction to issue any and all Patents, certificates of invention, utility models or other governmental grants or issuances that may be granted upon any of the Patents in the name of Assignee, as the assignee to the entire interest therein, to record Assignee as the assignee and owner of the Patents and to deliver to Assignee, and to Assignee’s attorneys, agents, successors or assigns, all official documents and communications as may be warranted by this Assignment.

3. Assignor shall use best efforts to take actions and execute and deliver documents that Assignee may reasonably request to effect the terms of this Assignment and to perfect Assignee’s title in and to those Patents assigned to it hereunder. In the event that Assignee is unable for any reason whatsoever to secure Assignor’s signature to any document it is entitled to under this Assignment, Assignor hereby irrevocably designates and appoints Assignee, and its duly authorized officers and agents, as Assignor’s agent and attorney-in-fact to act for and on its behalf and instead of it, to execute and file any such document and to do all other lawfully permitted acts to further the purposes of this Assignment with the same legal force and effect as if executed by Assignor.

4. This Assignment is intended to effect the assignment of the Patents to Assignee as described in the Agreement. To the extent of any conflict or inconsistency between the terms and conditions of this Assignment and the Agreement, the Agreement shall prevail and govern the rights and obligations of the parties hereto and the scope of assignment of the Patents.

5. The terms and conditions of this Assignment will inure to the benefit of Assignee, its successors, assigns, and other legal representatives consistent with the Agreement between the parties executed on the same date as this Assignment and will be binding upon Assignor, its successors, assigns, and other legal representatives.

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In witness whereof, intending to be legally bound, the parties have executed this Assignment as of the Assignment Date.

Duraviva Pharma Inc

By:	/s/ Dian Ying Jing
Name:	Dian Ying Jing
Title:	Managing Member

Curanex Pharmaceuticals Inc

By:	/s/ Jun Liu
Name:	Jun Liu
Title:	Chief Executive Officer

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Schedule 1

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